UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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WESTERN NEW ENGLAND BANCORP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 1, 2020

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Western New England Bancorp, Inc., the holding company for Westfield Bank, which will be held on May 12, 2020, at 10:00 a.m., Eastern Standard Time, at the Sheraton Springfield Monarch Place Hotel, One Monarch Place, Springfield, Massachusetts, 01144.

The attached Notice of Annual Meeting of Shareholders and proxy statement describe the formal business that we will transact at the Annual Meeting. In addition to the formal items of business, management will report on the operations and activities of Western New England Bancorp, Inc., and Westfield Bank, and you will have an opportunity to ask questions.

The Board of Directors of Western New England Bancorp, Inc., has determined that an affirmative vote on the matters to be considered at the Annual Meeting is in the best interests of Western New England Bancorp, Inc., and its shareholders and unanimously recommends a vote “For” these matters.

Please promptly submit your proxy by telephone, internet or mail, whether or not you plan to attend the Annual Meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the Annual Meeting but will assure that your vote is counted if you cannot attend.

On behalf of the Board of Directors and the employees of Western New England Bancorp, Inc., and Westfield Bank, we thank you for your continued support and look forward to seeing you at the Annual Meeting.

Sincerely yours,

James C. Hagan

Chief Executive Officer

IF YOU HAVE ANY QUESTIONS, PLEASE CALL US AT (413) 568-1911.

WESTERN NEW ENGLAND BANCORP, INC.

141 Elm Street
Westfield, Massachusetts 01085
(413) 568-1911

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE	Tuesday, May 12, 2020
TIME	10:00 A.M. Eastern time
PLACE	Sheraton Springfield Monarch Place Hotel One Monarch Place Springfield, Massachusetts 01114
ITEMS OF BUSINESS	(1)	Election of the nominees named in the attached proxy statement as directors to serve on the Board of Directors for a term of office stated.
	(2)	Consideration and approval of a non-binding advisory resolution on the compensation of our Named Executive Officers.
	(3)	Ratification of the appointment of Wolf & Company, P.C., as our independent registered public accounting firm for the fiscal year ending December 31, 2020.
	(4)	Consideration of any other business properly brought before the Annual Meeting and any adjournment or postponement thereof.
RECORD DATE	The record date for the Annual Meeting is March 16, 2020. Only shareholders of record as of the close of business on that date may vote at the Annual Meeting or any adjournment thereof.
PROXY VOTING

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please promptly submit your proxy by telephone, internet or by signing and returning the proxy card by mail. Submitting a proxy will not prevent you from attending the Annual Meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

By Order of the Board of Directors,

James C. Hagan
Chief Executive Officer

Westfield, Massachusetts
April 1, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON MAY 12, 2020.

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, are available free of charge at http://www.snl.com/IRW/govdocs/4066200 and www.viewproxy.com/WNEB/2020

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WESTERN NEW ENGLAND BANCORP, INC.

141 Elm Street
Westfield, Massachusetts 01085
(413) 568-1911

PROXY STATEMENT
FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 12, 2020

INFORMATION ABOUT THE ANNUAL MEETING

General

Western New England Bancorp, Inc., a Massachusetts-chartered stock holding company, is registered as a savings and loan holding company with the Federal Reserve Board and owns all of the capital stock of Westfield Bank. As used in this proxy statement, “we,” “us,” “our” and “Company” refer to Western New England Bancorp, Inc., and/or its subsidiaries, depending on the context. Our common stock is listed on The NASDAQ Global Select Market (“NASDAQ”) under the symbol “WNEB.” The term “Annual Meeting,” as used in this proxy statement, means the 2020 Annual Meeting of shareholders and includes any adjournment or postponement of such meeting.

We have sent you this proxy statement and the proxy card because our Board of Directors (the “Board”) is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes the information you will need to know to cast an informed vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may vote by proxy over the telephone, internet or by mail, and your votes will be cast for you at the Annual Meeting. This process is described below in the section entitled “Voting Procedures.”

We made available this proxy statement, the Notice of Annual Meeting of Shareholders and the proxy card on or about April 1, 2020, to all shareholders of record entitled to vote. If you owned our common stock as of the close of business on March 16, 2020, the record date, you are entitled to vote at the Annual Meeting.

Notice Regarding the Availability of Proxy Materials

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending an Important Notice Regarding the Availability of Proxy Materials (the “Notice”) to our shareholders of record. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

Obtaining a Copy of the Proxy Statement and Annual Report on Form 10-K

A copy of the proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2019, (without exhibits) will be provided free of charge, upon request, to any registered or beneficial owner of common stock entitled to vote at the Annual Meeting. If you want to receive a paper or e-mail copy of the proxy statement or Annual Report, please follow the instructions provided with your proxy materials and on your proxy card or voter instruction form.

If requesting materials by e-mail, please send a blank e-mail with the Control Number that is printed on the Notice in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 28, 2020, to facilitate timely delivery.

The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding registrants, including the Company.

Who Can Vote at the Annual Meeting?

Only shareholders of record as of the close of business on March 16, 2020, will be entitled to vote at the Annual Meeting. On this record date, there were 25,681,922 shares of common stock outstanding and entitled to vote.

If on March 16, 2020, your shares were registered directly in your name with our transfer agent, Computershare, then you are a shareholder of record. As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy.

Voting Procedures

For all matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may (a) vote in person at the Annual Meeting or (b) vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone, internet or by mail as instructed below to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•To vote over the telephone, dial toll-free 1-866-804-9616 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the Control Number from your Notice. Your vote must be received by 11:59 P.M., Eastern Standard Time on May 11, 2020, to be counted.

•To vote on the internet, go to www.AALvote.com/WNEB to complete an electronic proxy card. You will be asked to provide the Control Number from your Notice. Your vote must be received by 11:59 P.M., Eastern Standard Time on May 11, 2020, to be counted.

•To vote by mail, simply request a copy of the proxy statement as indicated above, which will include a proxy card and then complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, the designated proxy holders will vote your shares as you direct.

If you sign the proxy card but do not make specific choices, your proxy will vote your shares “For” Proposals 1, 2 and 3 as set forth in the Notice of Annual Meeting of Shareholders.

If any other matter is presented at the Annual Meeting, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board determines. As of the date of this proxy statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice of Annual Meeting of Shareholders.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If on March 16, 2020, your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting.

As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card and voting instructions to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank, if applicable. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Employee Stock Ownership Plan

Each participant in our Employee Stock Ownership Plan Trust (the “ESOP”) has the right to direct True Integrity Fiduciary Services, as trustee of the ESOP (“TI-Trust”), as to how to vote his or her proportionate interests in all allocated shares of common stock held in the ESOP. TI-Trust will vote any unallocated shares, as well as any allocated shares as to which no voting instructions are received, in the same proportion as the shares for which voting instructions have been received. TI-Trust’s duties with respect to voting the common stock in the ESOP is governed by the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The fiduciary provisions of ERISA may require, in certain limited circumstances, that TI-Trust override the votes of participants with respect to the common stock held by TI-Trust and to determine, in TI-Trust’s best judgment, how to vote the shares. Your voting instructions must be received by 11:59 P.M., Eastern Standard Time on May 5, 2020, to be counted.

401(k) Plan Shares

Each participant in our 401(k) Plan has the right to direct Delaware Charter & Trust Company, a Delaware Corporation conducting business under the trade name of The Principal Trust Company, as trustee of the 401(k) Plan (“Principal Trust”), as to how to vote his or her proportionate interests in all allocated shares of common stock held in the 401(k) Plan. Principal Trust will vote any unallocated shares, as well as any allocated shares as to which no voting instructions are received, in the same proportion as the shares for which voting instructions have been received. Principal Trust’s duties with respect to voting the common stock in the 401(k) Plan are governed by the fiduciary provisions of ERISA. The fiduciary provisions of ERISA may require, in certain limited circumstances, that Principal Trust override the votes of participants with respect to the common stock held by Principal Trust and to determine, in Principal Trust’s best judgment, how to vote the shares. Your voting instructions must be received by 11:59 P.M., Eastern Standard Time on May 5, 2020, to be counted.

Quorum Requirement

A quorum is necessary to hold a valid meeting. A quorum will be present if shareholders holding at least a majority of our outstanding shares of common stock entitled to vote at the Annual Meeting are present at the Annual Meeting in person or are represented by proxy. On the record date, there were 25,681,922 shares of common stock outstanding and entitled to vote. Thus, the holders of 13,097,780 shares of common stock must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting or vote by proxy over the telephone or the internet as instructed above. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

Proposals and Vote Requirements

Proposal 1: Election of Directors. Directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Plurality means that the individuals who receive the largest number of “For” votes cast are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting. Abstentions and broker non-votes will not affect the outcome of the election of directors. You may not vote your shares cumulatively for the election of directors.

Proposal 2: Consideration and Approval of a Non-Binding Advisory Resolution on the Compensation of Our Named Executive Officers. The approval of the non-binding advisory resolution on the compensation of our Named Executive Officers will require “For” votes from a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on this proposal. Abstentions are not counted as votes cast and they will have no effect on the vote. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner. Therefore, broker non-votes will have no effect on the vote for this proposal.

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of Wolf & Company, P.C., as our independent registered public accounting firm for the fiscal year ending December 31, 2020, will require “For” votes from a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on this proposal. Abstentions and broker non-votes are not counted as votes cast and they will have no effect on the vote.

Effect of Broker Non-Votes

Broker non-votes are proxies received from brokers or other nominees holding shares on behalf of their clients who have not been given specific voting instructions from their clients with respect to non-routine matters. Brokers who hold their customers’ shares in “street name” may, under the applicable rules of the exchange and other self-regulatory organizations of which the brokers are members, sign and submit proxies for such shares and may vote such shares on routine matters, which typically include the ratification of the appointment of our independent registered public accounting firm. Proposals 1 and 2 are considered “non-routine” under The NASDAQ Marketplace Rules (the “NASDAQ Listing Rules”).

If your broker returns a proxy but does not vote on a proposal, this will constitute a broker non-vote. A broker non-vote will have no effect on the outcome of any proposal.

Confidential Voting Policy

We maintain a policy of keeping shareholder votes confidential. Only the Inspector of Election and certain employees of our independent tabulating agent examine the voting materials. We will not disclose your vote to management unless it is necessary to meet legal requirements.

Revoking Your Proxy

You may revoke your grant of proxy at any time before the final vote at the Annual Meeting. If you are the shareholder of record, you may revoke your proxy in any one of the following four ways:

•filing a written revocation of the proxy with our Secretary;

•entering a new vote over the internet or by telephone;

•attending and voting in person at the Annual Meeting; or

•submitting another signed proxy card bearing a later date.

If your shares are held by your broker, bank or another party as a nominee or agent, you should follow the instructions provided by such party in order to revoke your proxy.

Your personal attendance at the Annual Meeting does not revoke your proxy. Your last vote, prior to or at the Annual Meeting, is the vote that will be counted.

Solicitation of Proxies

We will bear the cost of solicitation of proxies, including preparation, assembly, printing and mailing of the Notice of Annual Meeting of Shareholders, the proxy card and any additional information furnished to shareholders. We have engaged Alliance Advisors as our proxy solicitor to help us solicit proxies for a fee of $15,000, plus reasonable out-of-pocket expense. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other regular employees or by a firm engaged to do the same by such individuals. No additional compensation will be paid to directors, officers or other regular employees for such services.

Submission of Shareholder Proposals and Nominations for the 2021 Annual Meeting

If you wish to submit proposals to be included in our proxy statement for the 2021 Annual Meeting of shareholders (the “2021 Annual Meeting”) pursuant to Rule 14a-8 (as defined below), we must receive them on or before December 2, 2020. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy card for the 2021 Annual Meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to 17 C.F.R. §240.14a-8 of the Rules and Regulations promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, under our Amended and Restated Bylaws (“Bylaws”), if you wish to nominate a director or bring other business before the 2021 Annual Meeting, which is not included in the proxy statement for the 2021 Annual Meeting, the following criteria must be met: (i) you must be a shareholder of record; (ii) you must have given timely notice in writing to our Secretary; and (iii) your notice must contain specific information required in Article I, Section 6 of our Bylaws, which are on file with the SEC. These notice provisions require that nominations of persons for election to the Board and the proposal of business to be considered by the stockholders for the 2021 Annual Meeting must be received no earlier than November 2, 2020, and no later than December 2, 2020.

PROPOSAL 1

ELECTION OF DIRECTORS

Upon the recommendation of the Nominating and Corporate Governance Committee, our Board has nominated the following individuals listed in the table below for election as directors at the Annual Meeting. All nominees have consented to being named in this proxy statement and to serve if elected. If you elect all the nominees listed below, they will hold office until the Annual Meeting of shareholders noted within the table below or until their successors have been elected and qualified.

If any nominee is unable or does not qualify to serve, you or your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election or cease to qualify to serve as directors, the Board will nominate alternates or reduce the size of the Board to eliminate the vacancies. The Board has no reason to believe that any of the nominees would prove unable to serve if elected. There are no arrangements or understandings between us and any director, or nominee for directorship, pursuant to which such person was selected as a director or nominee.

Nominees	Term to Expire
Laura J. Benoit	2023
Donna J. Damon	2023
Lisa G. McMahon	2023
Steven G. Richter	2023

Vote Required

Directors are elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The nominees for director who receive the most votes will be elected. You may not vote your shares cumulatively for the election of directors. For purposes of the election of directors, shares for which voting authority is withheld and broker non-votes will have no effect on the result of the vote.

☑	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR ALL” THE NOMINEES FOR ELECTION AS DIRECTORS SET FORTH ABOVE.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

General

Our Board currently consists of 11 members. The name, age and length of service of each of our nominees and the continuing members of our Board are set forth below:

Nominees	Age(1)	Term Expires	Position(s) Held	Director Since(2)
Laura Benoit	53	2020	Director	2014
Donna J. Damon	61	2020	Director	2011
Lisa G. McMahon	61	2020	Chairperson of the Board	2014
Steven G. Richter	64	2020	Director	2011

Continuing Directors	Age(1)	Term Expires	Position(s) Held	Director Since(2)
James C. Hagan	59	2021	President, Chief Executive Officer, Director	2009
William D. Masse	64	2021	Director	2016
Gregg F. Orlen	70	2021	Director	2016
Philip R. Smith	63	2021	Director	2009
Gary G. Fitzgerald	53	2022	Director	2016
Paul C. Picknelly	59	2022	Director	2016

Non-Continuing Director	Age(1)	Term Expires	Position(s) Held	Director Since(2)
William J. Wagner(3)	73	2020	Vice Chairman of the Board and Employee Advisor to the Executive Committee	2016

(1)At May 12, 2020

(2)Includes terms served on the Board of Directors of Westfield Bank, as applicable.

(3)Mr. Wagner is retiring from the Board as of the date of the Annual Meeting.

The principal occupation, education and business experience, where applicable, of each nominee for election as director and each continuing and retiring director are set forth below. Unless otherwise indicated, principal occupations shown for each director have extended for five or more years.

Nominees

Laura Benoit has been a director of our Board since 2014. Ms. Benoit has been the Treasurer and Co-Owner of Baystate Fuel Oil, Inc., a fuel distribution company located in Agawam, Massachusetts, since 1985. Ms. Benoit also serves as President of Buddy Realty, LLC. Ms. Benoit is a former member of the board of directors of the Western Mass Fuel Dealers Association where she served as Treasurer and then President for a period of ten years. Ms. Benoit received an Associate’s degree in Business Administration from Holyoke Community College. Ms. Benoit’s finance, accounting and small business management experience provides her with the qualifications and skills to serve as a director.

Donna J. Damon has been a director of our Board since 2011. Ms. Damon is the President and owner of New England Concrete Cutting, Inc., a construction company specializing in concrete cutting and drilling located in Agawam, Massachusetts. She also serves as an executive officer and the office manager for two separate companies, Witch Equipment of New England, Inc., and Witch Enterprises, Inc. Ms. Damon also serves on various community boards. Ms. Damon’s experience in human resource, office management and business administration, including financial management and employee benefit administration provides her with the qualifications and skills to serve as a director.

Lisa G. McMahon has been a director of our Board since 2014 and Chairperson of the Board since March 2020. Ms. McMahon is the Director of Institutional Advancement and Stewardship with Westfield State University. Ms. McMahon began at Westfield State University in 2013 after leaving Merrill Lynch where she obtained her general securities license and license to become a registered investment advisor representative. Ms. McMahon currently serves as president of the Westfield Academy Foundation as well as the president of the executive board of the Genesis Center – a division of the Sisters of Providence Health Systems. From 2007 to 2012, Ms. McMahon was the executive director of the Westfield Business Improvement District, Inc. Ms. McMahon received a Bachelor of Science degree from Our Lady of the Elms College. Ms. McMahon’s business experience and extensive work with micro businesses, nonprofits, and community relations provides her with the qualifications and skills to serve as a director.

Steven G. Richter has been a director of our Board since 2011. Dr. Richter is the founder, former owner, operator and President of Micro Test Laboratories, Inc., a contract testing and manufacturing support operation for the pharmaceutical and biotechnology industries. Dr. Richter is the manager of Richco Laboratories LLC, which is a life science consulting and testing operation. Dr. Richter is a registered microbiologist with both the American Society of Clinical Pathology and the American Society for Microbiology. Dr. Richter serves on the boards of the Holyoke Community College Biotech Advisory Board and the Westfield State University Life Science Advisory Board. Dr. Richter is also actively involved in research and development with the University of Massachusetts and an IALS Institute advisory board member. Dr. Richter previously served in a biotechnological advisory capacity for small business with Governor Romney and is a past FDA microbiologist and accredited regulatory affairs professional. Dr. Richter is a graduate of the University of Massachusetts with a Bachelor’s of Science in Microbiology and went on to receive his Master of Sciences degree in Biological Sciences from the University of Massachusetts-Lowell and his Ph.D. in Sterilization Sciences from Columbia Pacific University. Dr. Richter’s experience in small business administration and management, including financial and business operations matters, provides him with the qualifications and skills to serve as a director.

Continuing Directors

Gary G. Fitzgerald has been a director of our Board since October 2016. Previously, Mr. Fitzgerald served on the boards of Chicopee Savings Bank and Chicopee Bancorp, Inc., since 2009. Mr. Fitzgerald is a Certified Public Accountant and is a Managing Principal of Downey, Pieciak, Fitzgerald & Co., P.C., a CPA firm located in Springfield, Massachusetts. Mr. Fitzgerald received a Bachelor of Science degree from Western New England University, a Master of Science in Taxation degree from Bentley University, and has been licensed as a Certified Public Accountant since 1996. His extensive background in accounting and taxation provides him with the qualifications and skills to serve as a director and as the Company’s financial expert.

James C. Hagan has been a director of our Board since 2009, our Chief Executive Officer since December 31, 2008, and our President since June 2005. Mr. Hagan served as Chief Operating Officer of the Company and Westfield Bank from June 2005 until December 2008. Prior to that, he served as Senior Vice President and Commercial Loan Department Manager of Westfield Bank from 1998. From 1994 through 1998, Mr. Hagan was a Vice President at Westfield Bank. Prior to 1994, Mr. Hagan worked as a commercial lender and manager at other New England based banking institutions. He received a Bachelor of Science from Westfield State College and received a Master of Business Administration from American International College. Mr. Hagan’s expertise in credit administration, commercial lending and management through his various roles within the Company and within other New England based banking institutions provides him with the qualifications and skills to serve as a director.

William D. Masse has been a director of our Board since October 2016. Previously, Mr. Masse served on the boards of Chicopee Savings Bank and Chicopee Bancorp, Inc., since 1998 and 2006, respectively. Mr. Masse is the President of Granfield, Bugbee & Masse Insurance Agency in Chicopee, Massachusetts. He has been in the insurance industry for 40 years. Mr. Masse holds a Bachelor of the Arts degree from Williams College where he majored in economics. Mr. Masse has, in the past, served as Chairman and/or President of the board of directors of area non-profit organizations. His experience as well as business and community contacts provide him with the qualifications and skills to serve as a director.

Gregg F. Orlen has been a director of our Board since October 2016. Previously Mr. Orlen served on the boards of Chicopee Savings Bank and Chicopee Bancorp, Inc., since 1999 and 2006, respectively. Mr. Orlen is the owner of Gregg Orlen Custom Homebuilders and works as an excavating contractor. Mr. Orlen served on the development committee for South Hadley’s municipal golf course, The Ledges, and was responsible for the oversight of its construction phase. Mr. Orlen remained on the golf course commission, while a resident of South Hadley. Mr. Orlen holds a Bachelor of Science in Business Management. Mr. Orlen is a well-established premier builder of residential homes within our market and brings to the Board his extensive knowledge of the local housing market.

Paul C. Picknelly has been a director of our Board since October 2016. Previously, Mr. Picknelly served on the boards of Chicopee Savings Bank and Chicopee Bancorp, Inc., since 2000 and 2006, respectively. Mr. Picknelly is a hotel owner and operator, as well as a commercial real estate developer. Mr. Picknelly currently serves as President of Monarch Enterprises, LLC (Monarch Place Office Tower, Sheraton Springfield, and the Hilton Garden Inn Hotels in Springfield and Worcester, MA) and manages various commercial real estate properties in the local area. Mr. Picknelly brings to the Board his unique and extensive knowledge of the customers, communities and political climate within our marketplace from a premier hotel management and real estate developer perspective.

Philip R. Smith has been a director of our Board since 2009. Prior to Mr. Smith’s directorship, he served as Secretary to the Company. Mr. Smith has been a partner at Bacon & Wilson, P.C., one of the largest regional law firms in western Massachusetts specializing in Real Estate, Business Law and Estate Planning, since 2001.  Mr. Smith has served as a past board member of the Westfield Chamber of Commerce in Westfield, Massachusetts, and of the Westfield State College Foundation. Mr. Smith is a past member of the Westfield Community Development Corporation board of directors. He is a graduate of the University of New Hampshire and received a J.D. from New England School of Law and an LL.M. in taxation from Boston University. Mr. Smith’s experience in commercial and residential lending and business law through his many years of legal practice provides him with the qualifications and skills to serve as a director.

Non-Continuing Directors

William J. Wagner is retiring from our Board effective as of the date of the Annual Meeting. He has been a director of our Board, serving as its Vice Chairman since October 2016, following the Company’s merger with Chicopee Bancorp, Inc. Mr. Wagner also served as the Company’s Chief Business Development Officer since October 2016 until October 2019, when his position changed to that of Employee Advisor to the Executive Committee. Mr. Wagner will be an Employee Advisor to the Executive Committee until October 2021. Prior to the merger, Mr. Wagner served as the President and Chief Executive Officer of Chicopee Savings Bank since 1984 and the President and the Chairman of the Board of Chicopee Bancorp, Inc., since its formation in 2006.  Since its inception in 2006, Mr. Wagner has served as the president of the Chicopee Savings Bank Charitable Foundation, an affiliate with Westfield Bank. Mr. Wagner is well known and respected in the Massachusetts and Connecticut banking industry and throughout the Western Massachusetts community through his active leadership roles and participation on the boards of many banking, civic and philanthropic organizations. Mr. Wagner currently serves as a director for the following organizations: Center for Financial Training (Chairman), the Economic Development Council of Western Massachusetts, the Westmass Area Development Corporation and the Eastern States Exposition Board of Trustees and remains active in several organizations. Mr. Wagner previously served on the boards of the Eastern States Exposition Board of Directors, BankersBank Northeast, the Savings Bank Employee Retirement Association, the Depositors Insurance Fund of Massachusetts, the Holyoke Community College, the Sisters of Providence Health Systems and the Elms College.  Many recognition awards have been bestowed upon Legacy Chicopee Savings Bank and/or Mr. Wagner for his leadership and direction of that bank’s philanthropic support. Mr. Wagner is the recipient of The Warren Group/Banker & Tradesman’s Community Bank Hero’s Award, the Chicopee Boys & Girls Club’s Prescott Founders Award, the Bishops’ Catholic Schools Award from the Diocese of Springfield, the EXCEL Award from the Chicopee Council on Aging, the Paul Harris Fellowship Award from the Rotary of West Springfield, the First Annual Presidential Award from the Elms College, the Cathedral High School Distinguished Alumni Award, the Holyoke Community College Distinguished Service Award, and multiple non-profit humanitarian awards. Mr. Wagner is a graduate of Western New England University with a Bachelor of Business Administration degree in Accounting, cum laude. In 2003, he a received an Honorary Doctorate of Law Degree from the Elms College.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following are our executive officers who are not also members of the Board and therefore are not listed above. The executive officers hold office until their respective successors have been appointed and qualified, or until death, resignation or removal by the Board. Ages reflected are as of the Annual Meeting date of May 12, 2020.

Gerald P. Ciejka, age 59, serves as Senior Vice President, General Counsel and Director of Human Resources of the Company and Westfield Bank. Prior to 2005, Mr. Ciejka was a partner at the Springfield, Massachusetts, law firm of Bulkley, Richardson and Gelinas in the business organization and real estate departments. From 1997 to 2004, Mr. Ciejka served as branch manager and senior underwriting counsel for First American Title Insurance Company and Chicago Title Insurance Company.

Louis O. Gorman, age 60, serves as Senior Vice President of Credit Administration and Chief Credit Officer. Mr. Gorman has served as Chief Credit Officer since 2010 and as Vice President of Credit Administration since 2009. Prior to 2009, Mr. Gorman was a commercial loan officer for the Company and Westfield Bank since 2000 and also performed the same function at other New England based banking institutions.

Cidalia Inacio, age 64, serves as the Senior Vice President of Retail Banking and also supervises Westfield Bank’s investment services division – Westfield Investment Services. Ms. Inacio has been serving in her current position since October 2016. Previously, Ms. Inacio served as the Senior Vice President of Retail Banking for Legacy Chicopee Savings Bank where she held the position since March 2010.

Darlene Libiszewski, age 54, serves as Senior Vice President and Chief Information Officer. Ms. Libiszewski has been serving in her current position since October 2016. Previously, Ms. Libiszewski served as the Senior Vice President of Information Technology for Legacy Chicopee Savings Bank where she held the position since December 2007.

Deborah J. McCarthy, age 60, serves as Senior Vice President of the Company and Westfield Bank since 2016. Since 2001, she has been the Manager of the Deposit Operations Department and Electronic Banking Departments. Ms. McCarthy has worked for Westfield Bank in numerous capacities since 1979.

Allen J. Miles, III, age 57, was appointed to Executive Vice President in December 2008 and serves as Westfield Bank’s Senior Lender. Prior to that, Mr. Miles served as Senior Vice President and Senior Lender of the Company and Westfield Bank since August 2005. From 1998 to 2005, Mr. Miles served as Vice President and Commercial Loan Officer.

Kevin C. O’Connor, age 60, was appointed to Executive Vice President and Chief Banking Officer in February 2017. Previously, Mr. O’Connor held the position of Senior Vice President of Retail Banking since February 2015 and served as Vice President since 2010. Mr. O’Connor has over twenty-five years’ experience in retail and branch banking and had previously worked at both national and regional banking institutions as a Vice President and regional manager of retail banking and sales, including small business sales.

Leo R. Sagan, Jr., age 57, was appointed to serve as Chief Risk Officer and Senior Vice President of the Company and Westfield Bank in April 2017. Previously, Mr. Sagan served as the Chief Financial Officer of the Company and Westfield Bank since December 2008, as Vice President and Controller of the Company and Westfield Bank since 2003, as Controller of the Company and Westfield Bank from 2002 to 2003 and as Assistant Treasurer of the Company and Westfield Bank from 1999 to 2002.

Guida R. Sajdak, age 47, was appointed to serve as Chief Financial Officer and Treasurer of the Company and Westfield Bank in April 2017. Mrs. Sajdak had served as the Executive Vice President and Chief Risk Officer of the Company and Westfield Bank since October 2016. Previously, Mrs. Sajdak served as the Senior Vice President and Chief Financial Officer and Treasurer of Legacy Chicopee Bancorp, Inc., and Legacy Chicopee Savings Bank where she held the position since 2010. Mrs. Sajdak served Chicopee Savings Bank in various capacities since 1989 including that of Internal Auditor and Commercial Lender. Mrs. Sajdak also serves on the board of the Chicopee Savings Bank Charitable Foundation as its Treasurer.

CORPORATE GOVERNANCE

Board of Directors

The Board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board does not involve itself in our day-to-day operations. Our executive officers and management oversee our day-to-day operations. Our directors fulfill their duties and responsibilities by attending regular meetings of the Board, which are held on a monthly basis. Our directors also discuss business and other matters with the Chairperson and the President, other key executives, and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

The Company’s Board held five regular meetings during the fiscal year ended December 31, 2019, and the Westfield Bank Board held 12 regular meetings. Each incumbent director attended at least 75% of the total of (i) the meetings of the Board held during the period for which he or she has been a director and (ii) the meetings of the committee(s) on which that particular director served during such period. Mr. Christos A. Tapases, our former Chairman and a long-time independent director of the Company, served as a member of the Board until he passed away on March 6, 2020.

It is our policy that all directors and nominees attend the Annual Meeting. At the 2019 Annual Meeting, 10 of the 13 members then serving on the Board were in attendance.

Board of Directors Independence

Rule 5605 of the NASDAQ Listing Rules requires that independent directors compose a majority of a listed company’s board of directors. In addition, the NASDAQ Listing Rules require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation, and Nominating and Corporate Governance Committees be independent and that Audit Committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. Under Rule 5605(a)(2) of the NASDAQ Listing Rules, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the board of directors or any other board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (ii) be an affiliated person of the listed company or any of its subsidiaries. In addition to satisfying general independence requirements under the NASDAQ Listing Rules, members of a Compensation Committee must also satisfy independence requirements set forth in Rule 10C-1 under the Exchange Act and NASDAQ Listing Rule 5605(d)(2). Pursuant to Rule 10C-1 under the Exchange Act and NASDAQ Listing Rule 5605(d)(2), in affirmatively determining the independence of a member of a Compensation Committee of a listed company, the board of directors must consider all factors specifically relevant to determining whether that member has a relationship with the company which is material to that member’s ability to be independent from management in connection with the duties of a Compensation Committee member, including: (a) the source of compensation of such member, including any consulting, advisory or other compensatory fee paid by the company to such member; and (b) whether such member is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

The Board consults with our legal counsel to ensure that their determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent NASDAQ Listing Rules, as in effect from time to time.

Consistent with these considerations, the Board has affirmatively determined that all of its directors, including the director nominees, satisfy general independence requirements under the NASDAQ Listing Rules, other than Messrs. Hagan and Wagner. In making this determination, the Board found that none of the directors, other than Messrs. Hagan and Wagner, had a material or other disqualifying relationship with us that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each director, other than Messrs. Hagan and Wagner, is “independent” as that term is defined under Rule 5605(a)(2) of the NASDAQ Listing Rules. The Board determined that Mr. Hagan, our President and Chief Executive Officer, and Mr. Wagner, our Vice Chairman of the Board and Employee Advisor to the Executive Committee, are not independent directors by virtue of their current employment with us. Mr. Wagner will be retiring from his position on the Board effective at the Annual Meeting. The Board also determined that each member of the Audit, Nominating and Corporate Governance and Compensation Committees satisfies the independence standards for such committees established by the SEC and the NASDAQ Listing Rules, as applicable.

Code of Ethics and Corporate Governance Guidelines

We have adopted a Conflict of Interest Policy and Code of Conduct, which applies to all of our employees and officers. We have also adopted a Code of Ethics for Senior Financial Officers, which applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions for us, and which requires compliance with the Conflict of Interest Policy and Code of Conduct. The Code of Ethics for Senior Financial Officers meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K.

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, a provision of our Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions, by posting such information on our website at the internet address set forth below. We have not amended or granted any waivers of a provision of our Code of Ethics during 2019.

The Board adopted Corporate Governance Guidelines to assure that it will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our shareholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to Board independence, composition and selection, Board meetings and involvement of senior executives, senior executive performance evaluation and succession planning, and Board committees and compensation.

The Code of Ethics for Senior Financial Officers and our Corporate Governance Guidelines are available to shareholders on our website at www.westfieldbank.com. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Hedging and Pledging of Company Securities

On an annual basis, all directors and Senior Financial Officers, as defined therein, are required to review the Company’s Insider Trading Policy and are provided with the Company’s scheduled blackout periods. The policy details trading guidelines and prohibitions for those directors and officers, subject to Section 16 of the SEC, and serves to educate such directors and Senior Financial Officers as to their individual and corporate responsibilities as insider shareholders. A signed Certification of Acknowledgment from all directors and Senior Financial Officers is collected and retained by the Corporate Secretary.

Committees of the Board of Directors

The following table provides the Board’s committee membership as of the date of this proxy statement, and meeting information for the year ended December 31, 2019, for the following committees:

Name	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee
Laura Benoit	✓		✓
Donna J. Damon		✓	✓
Gary G. Fitzgerald*	Chair		✓
James C. Hagan
William D. Masse	✓
Lisa G. McMahon		Chair	✓
Gregg F. Orlen		✓	Chair
Paul C. Picknelly	✓	✓
Steven G. Richter		✓	✓
Philip R. Smith
William J. Wagner
Total Meetings In 2019	5	3	4

*Financial Expert

Audit Committee

The Audit Committee is chaired by Mr. Fitzgerald with Ms. Benoit and Messrs. Masse and Picknelly serving as members. Mr. Christos A. Tapases, our former Chairman and a long-time independent director of the Company, served on the Audit Committee until he passed away on March 6, 2020. The Audit Committee assists the Board by overseeing the audit coverage and monitoring the accounting, financial reporting, data processing, regulatory and internal control environments. The primary duties and responsibilities of the Audit Committee are to:

(1)oversee and monitor the financial reporting process and internal controls system;

(2)review and evaluate the audit performed by outside auditors and report any substantive issues found during the audit to the Board;

(3)appoint, compensate and oversee the work of the independent auditors;

(4)review and approve all transactions with affiliated parties; and

(5)provide an open avenue of communication among the independent auditors, financial and senior management, the internal audit department and the Board.

The Board reviews the NASDAQ Listing Rules’ definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ Listing Rules and Rule 10A-3 under the Exchange Act). The Board has also determined that Mr. Fitzgerald qualifies as an “audit committee financial expert” as such term is currently defined in Item 407(d)(5) of Regulation S-K. The Board has adopted a written charter for the Audit Committee that is available to shareholders on our website at www.westfieldbank.com.

Pre-approval of Services. The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms) to be performed for us by our independent registered public accounting firm, subject to the de minimis exception for non-audit services described below, which are approved by the Audit Committee prior to completion of the audit. The pre-approval requirement set forth above shall not be applicable with respect to non-audit services if:

(1)the aggregate amount of all such services provided constitutes no more than 5% of the total amount of revenues paid by us to our auditor during the fiscal year in which the services are provided;

(2)such services were not recognized by us at the time of the engagement to be non-audit services; and

(3)such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Audit Committee.

Delegation. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant required pre-approvals. The decisions of any member to whom authority is delegated under this paragraph to pre-approve activities under this subsection shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee pre-approved 100% of the services performed by the independent registered public accounting firm for the fiscal year ending December 31, 2019, pursuant to the policies outlined above.

Audit Committee Report.(1) The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2019, with management and our independent registered public accounting firm, Wolf & Company, P.C. (“Wolf & Company”). The Audit Committee has discussed with Wolf & Company the matters required to be discussed by Public Company Accounting Oversight Board, or PCAOB, Auditing Standard No. 1301, Communications with Audit Committees. The Audit Committee has also received the written disclosures and the letter from Wolf & Company required by applicable requirements of the PCAOB regarding Wolf & Company’s communications with the Audit Committee concerning independence, and has discussed with Wolf & Company the firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for filing with the SEC.

Western New England Bancorp, Inc.
Audit Committee
Gary G. Fitzgerald, Chair
Laura Benoit
William D. Masse
Paul C. Picknelly
Christos A. Tapases

(1)The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing we make under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is chaired by Ms. McMahon with Ms. Damon and Messrs. Orlen, Picknelly and Richter serving as members. Each member of the Nominating and Corporate Governance Committee is a non-employee director within the meaning of Rule 16b-3 under the Exchange Act, and each is an independent director under the corporate governance standards of the NASDAQ Listing Rules. The Board has adopted a written charter for the Nominating and Corporate Governance Committee that is available to shareholders on our website at www.westfieldbank.com. Pursuant to its charter, the Nominating and Corporate Governance Committee is responsible for:

•identifying, reviewing and evaluating candidates to serve as directors (consistent with criteria approved by the Board);

•reviewing director nominations by shareholders;

•reviewing and evaluating incumbent directors;

•recommending to the Board for selection candidates for election to the Board;

•making recommendations to the Board regarding the membership of the committees of the Board; and

•reviewing the Committee Charter and developing and implementing corporate governance guidelines.

It is the policy of the Nominating and Corporate Governance Committee to select individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the shareholders. When considering candidates for the Board, the Nominating and Corporate Governance Committee takes into account the candidate’s qualifications, experience and independence from management. Shareholder nominees, if any, would be analyzed by the Nominating and Corporate Governance Committee in the same manner as nominees that are identified by the Nominating and Corporate Governance Committee. If the Nominating and Corporate Governance Committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate’s election. The Nominating and Corporate Governance Committee also has the authority to retain any search firm to assist in the identification of director candidates. However, the Nominating and Corporate Governance Committee has not retained any such search firm, and we do not pay a fee to any third party to identify or evaluate director candidates or nominees.

In accordance with our Bylaws, nominations of individuals for election to the Board at an Annual Meeting of shareholders may be made by any shareholder of record entitled to vote for the election of directors at such meeting who provides timely notice in writing to our Secretary at our principal executive office. To be timely, a shareholder’s notice must be delivered to or received by our Secretary not less than 120 calendar days in advance of the anniversary date of our proxy statement released to shareholders in connection with the previous year’s Annual Meeting of shareholders. Submissions must include the full name of the proposed nominee and include a detailed background of the suggested candidate, and a representation that the nominating shareholder is a beneficial or record holder of our common stock. If a nomination is not properly brought before the meeting in accordance with our Bylaws, the Chairman of the meeting may determine that the nomination was not properly brought before the meeting and shall not be considered. For additional information about our director nomination requirements, please see our Bylaws.

All nominees were nominated by the Nominating and Corporate Governance Committee. As of the date of this proxy statement, the Nominating and Corporate Governance Committee had not received any shareholder recommendations for nominees in accordance with our Bylaws in connection with the Annual Meeting.

Compensation Committee

The Compensation Committee is chaired by Mr. Orlen with Mses. Damon, Benoit and McMahon and Messrs. Fitzgerald and Richter serving as members. Each member of the Compensation Committee is a non-employee director within the meaning of Rule 16b-3 under the Exchange Act, each is an outside director as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and each is an independent director under the corporate governance standards of the NASDAQ Listing Rules and the independence requirements of Rule 10C-1 under the Exchange Act. As required by its charter, the Compensation Committee meets at least three times annually and with greater frequency if necessary. The Board has adopted a written charter for the Compensation Committee that is available to shareholders on our website at www.westfieldbank.com. Pursuant to its charter, the Compensation Committee’s responsibilities include:

(1)evaluating the performance of the Chief Executive Officer and other elected officers in light of approved performance and objectives;

(2)making recommendations to the Board for, and setting the compensation of the Chief Executive Officer and other elected officers, based upon the evaluation of the performance of the Chief Executive Officer and the other elected officers, respectively; and

(3)making recommendations to the Board with respect to profit sharing and equity-based compensation plans.

The Compensation Committee also reviews and discusses with management the “Compensation Discussion and Analysis” section of our proxy statements and considers whether to recommend to the full Board that it be included in our proxy statements and other filings.

Compensation Decision-Making and Policy-Making. Our Bylaws require that our business and affairs be under the direction of the Board, which includes executive officer compensation. Executive compensation is set by the Board after recommendation of the Compensation Committee. As a company listed on NASDAQ, we must observe governance standards and listing requirements that require executive officer compensation decisions to be made by a majority of independent directors of our Board, by a committee of independent directors or in exceptional and limited circumstances, a compensation committee comprised of at least three members where only one member is not independent.

The Compensation Committee has been delegated authority from our Board to oversee executive compensation by approving salary increases for Senior Vice Presidents and above by reviewing general personnel matters such as staff performance evaluations for Senior Vice Presidents and above. The Compensation Committee has established a compensation program and has a formal charter, which was adopted in December of 2006 and amended in 2007, 2013 and 2017, and advises senior management on the average salary increases for all employees under the compensation program. The compensation program consists of three components: (1) base salary; (2) annual bonuses (short-term incentives); and (3) long-term incentives (e.g., omnibus equity grants, employment and change-in-control agreements, deferred compensation, retirement and fringe benefits).

The Compensation Committee considers the expectations of the Chief Executive Officer with respect to his own compensation and his recommendations with respect to the compensation of more junior executive officers, as well as empirical data and the recommendations of advisors both internal and external. Compensation decisions made by the Compensation Committee are reported by the Compensation Committee’s Chairperson to the Board, which approves, disapproves or amends the Compensation Committee’s action. The Compensation Committee does not delegate its duties to others. The Compensation Committee also confirms and approves the Summary Compensation Tables included in this proxy statement in accordance with the rules and regulations of the SEC.

In addition, pursuant to its charter, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. For additional information on the role of our compensation consultant, Pearl Meyer & Partners, LLC, in 2019, see “Compensation Discussion and Analysis” below.

Western New England Bancorp, Inc.
Compensation Committee
Gregg F. Orlen, Chair
Donna J. Damon
Laura Benoit
Gary G. Fitzgerald
Lisa G. McMahon
Steven G. Richter

Shareholder Communications with our Board of Directors

Shareholders may contact our Board by contacting Theresa C. Szlosek, Corporate Secretary, at Western New England Bancorp, Inc., 141 Elm Street, Westfield, Massachusetts, 01085 or at (413) 568-1911. All communications will be forwarded directly to the Board.

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure

The Board does not have a formal policy on separating the roles of Chairperson of the Board and Chief Executive Officer and, if separate, whether the Chairperson of the Board should be a non-employee director or an employee. The Board believes that no single, one-size fits all, board leadership model is universally or permanently appropriate. The Board prefers to retain the flexibility to structure its leadership from time to time in any manner that is in the best interests of the Company and its shareholders.

The positions of our Chairperson of the Board and Chief Executive Officer are currently separated. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairperson of the Board to lead our Board in its fundamental role of providing advice to and independent oversight of management. The Board recognizes the time, effort and energy that our Chief Executive Officer must devote to his position in the current business environment, as well as the commitment required to serve as our Chairperson, particularly as the Board’s oversight responsibilities continue to grow. The Board also believes that this structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board. The Board recognizes that depending on the circumstances, other leadership models, such as combining the role of Chairperson of the Board with the role of Chief Executive Officer, might be appropriate. Accordingly, our Board may periodically review its leadership structure.

Board’s Role in Risk Oversight

The Board is responsible for consideration and oversight of risk management and is responsible for ensuring that material risks are identified and managed appropriately. The Board believes an effective risk management system will (1) timely identify the material risks that the Company faces; (2) communicate necessary information on material risks to senior management and, as appropriate, to the Board or relevant Board Committee; (3) implement responsive risk management strategies appropriate to the Company’s risk profile; and (4) integrate risk management into the Company’s decision making.

The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and reputational risks. The Board receives these reports to enable it to understand the Company’s risk identification, risk management and risk mitigation strategies. While the Board has the ultimate oversight responsibility for the risk management process, various committees of both management and the Board also have responsibility for risk management. The Board has established a Finance and Risk Management Committee (the “Finance Committee”) of the Board to assist in fulfilling this responsibility. The Board and the Finance Committee approve the Bank’s business strategies and, in so doing, ultimately approve the level of risks the Bank takes. Senior management is responsible for implementing the Board’s strategies in such a way as to limit the associated risks the Bank takes and for ensuring that the staff complies with applicable laws and regulations.

To further assist the Board and the Finance Committee in carrying out its responsibility, the Chief Risk Officer (“CRO”) serves as the primary risk management officer for establishing policy and designing and implementing the overall Enterprise Risk Management (“ERM”) framework. While business unit managers are primarily responsible for managing risk inherent in their areas of responsibility, the objective of the Chief Risk Officer is to promote risk management practices throughout the organization that are well defined, repeatable, and allow a comprehensive understanding of the Company’s risk profile.

Our Chief Risk Officer provides reports and updates to the Finance Committee on risk management initiatives. The chair of the Finance Committee reports to the full Board with respect to any notable risk management issues and coordinates with other Board and management level committees as necessary. The Board also meets regularly in executive session without management to discuss a variety of topics, including risk. In these ways, the full Board is able to monitor our risk profile and risk management activities on an on-going basis.

The Audit Committee provides quarterly updates to the Board relating to our internal and external audit functions. The Board reviews all reports of examination by regulatory agencies, including Westfield Bank’s primary regulator, the Office of the Comptroller of the Currency. All policies and procedures affecting the risk factors listed above are reviewed and approved by the Board on a monthly, quarterly and annual basis as the case may be.

We believe that through our current reporting structure, the Board maintains strong and effective oversight of all risk factors affecting us. This oversight is maintained through active involvement by members of the Board on its various committees, including the Executive Committee which, pursuant to our Bylaws, has the ability to exercise the powers of the Board between Board meetings, and through the Board’s monthly meetings. Recommendations of the Board at these meetings are then implemented by senior management and the results are subsequently reported to the Board. Active involvement by all Board members has been vital to the effective oversight of all risk factors affecting us. Involvement by all members on the Board on various committees, with elected chairpersons for each committee, ensures that diverse leadership exists throughout the Board and prevents the centralization of control within one or a group of individuals.

Environmental, Social and Governance

The Company is committed to strengthening the communities we serve through volunteerism and corporate philanthropy, as well as environmental responsibility, serving as a cornerstone of the local community, and maintaining transparency in governance.

The Company supports environmental awareness and sustainability by encouraging and empowering recycling, responsible waste management practices and energy conservation throughout the organization. The Company made upgrades to several of its branch locations as well as its corporate headquarters during 2019, including replacement of interior and exterior lighting to LED sourced bulbs, and the installation of energy efficient heating and air conditioning rooftop units. Similar renovations are scheduled for additional locations in the coming year. We utilize recycled copy paper and stationary products throughout the organization, and we contract with a local information destruction vendor for bulk shredding services, which ensures that shredded paper is recycled back into the marketplace. Further, the Company hosts several community shredding events throughout the year at branch locations during which the community is invited to safely dispose of sensitive documents. The Company continually evaluates opportunities to reduce energy dependence in areas such as facilities, equipment, operations, shipping and business travel, and remains cognizant of our impact on the environment.

We promote economic development through investment in community-strengthening initiatives like small business and affordable housing lending programs, as well as no-cost, first-time homebuyer educational seminars open to the public. In 2019, we conducted six first-time, homebuyer educational seminars in the communities we serve in conjunction with local realtors and attorneys, which resulted in the financing of more than $13 million and over 60 closed loans for first-time homebuyers. The Company has received an “Outstanding” rating in each of its last three Community Reinvestment Act examinations performed by the Office of the Comptroller of Currency. These examinations assess our responsiveness to the financial needs of the communities we serve, with a special emphasis on meeting the needs of low-to-moderate income consumers and small businesses. Throughout our footprint, we have facilitated more than 25 community development loans totaling $42 million and have partnered with numerous local and state-based small business development agencies to foster successful business relationships.

The Company respects, values and invites diversity in our Board, workforce, customers, suppliers, marketplace and community. Our Board is considerably diversified by ISS gender diversity standards, and we actively seek to recruit diversified candidates throughout our communities. The Company additionally has a diverse senior management team of which 40% is comprised of gender or ethnically diverse senior officers. Our workforce is also representative of our commitment to recruit, develop, and retain diverse individuals wherein 19% of our employees are either ethnic minorities, veterans, or persons with disabilities. We remain focused on bolstering our workforce through inclusive hiring and retention practices, which we feel reflects and better serves our communities.

Philanthropy has always been one of our Company’s core values as we continually focus on strengthening the communities we serve through our support of economic development and charitable organizations. We accomplish this through a culture of employee volunteerism, corporate sponsorships and grants, non-profit board service by employees, and organized employee fundraising donations for non-profit groups and associations in our communities. In 2019, the Company and its affiliated Charitable Foundation donated in excess of $1.2 million in grants and sponsorships to hundreds of non-profit organizations as well as to economic development groups located within our footprint. As of December 31, 2019, the Company and its affiliated Charitable Foundation have an additional $1.1 million outstanding in multi-year pledged commitments. In addition to the Company’s monetary support, in 2019, the Company provided in excess of 8,000 volunteer hours to hundreds of organizations through its active board leadership and committee roles as well as through organized event volunteer efforts.

The Company is dedicated to being a financial industry leader in corporate governance and business ethics. Our Board is composed of directors with diverse professional and business experience. All of our directors, other than Messrs. Hagan and Wagner are independent. They all share a commitment to fostering an effective risk environment coupled with a strong internal audit structure. Their unwavering commitment protects our clients, shareholders and reputation. Our Code of Ethics for our Senior Financial Officers and our Code of Conduct reflect the Company’s expectation for the conduct of our directors, officers and employees. Through recurring training and disclosures, as well as periodic communication related to specific topics, the Company maintains the highest level of ethical conduct. The Nominating and Corporate Governance Committee receives annual education related to corporate social responsibility and best practices for directors.

Board Diversity

As mentioned above, our Corporate Governance Guidelines list the various characteristics that the Nominating and Corporate Governance Committee should consider in reviewing candidates for nomination to the Board. In addition to relevant business experience, qualifications, attributes, skills and willingness to devote sufficient time to the Board and its committees, our Corporate Governance Guidelines enumerate personal characteristics that should be considered, including reputation, high integrity, ability to exercise sound judgment and an adherence to high ethical standards.

In order to ensure that our Board benefits from diverse perspectives, our Board and the Nominating and Corporate Governance Committee seek qualified nominees from a variety of backgrounds, including candidates of age, gender and ethnic diversity. To that end, 25% of the Company’s directors contribute to gender and/or ethnic diversity.

Board Refreshment

Our Board believes that a fully engaged Board is a strategic asset of the Company, and that knowledgeable and fresh viewpoints and perspectives are important for informed decision-making. The Board also believes that appropriate tenure can facilitate trustees developing greater institutional knowledge and deeper insight into the Company’s operations across a variety of economic and competitive environments.

Even before vacancies arise, the Board periodically evaluates whether it collectively has the right mix of skills, experience, attributes and diverse viewpoints necessary for it to drive shareholder value. The results of this evaluation are used to help inform the desirable skills set for potential Board nominees and to screen director candidates.

At the same time, as part of planning for Board refreshment and director succession, the Nominating and Corporate Governance Committee’s practice has been to periodically consider potential director candidates. As a result of this ongoing review, in the last ten years, the Board has nominated ten new directors and in the last six years, the Board has appointed seven new directors. The average tenure for the Board is 6.5 years.

With the Board’s recommended slate of four nominees, the Board believes that it has an appropriate balanced board and will continue to consider opportunities to strengthen the Board’s composition over time. As a group, the average tenure of the nominees for election to the Board is approximately 7.5 years.

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we discuss our executive compensation philosophy and programs. The “Committee” refers to the Compensation Committee in this Compensation Discussion and Analysis. Following this discussion, we disclose compensation of our named executive officers (“NEOs”) in the Summary Compensation Table and other compensation tables. The following individuals are our NEOs for 2019:

•James C. Hagan, President and Chief Executive Officer;

•Allen J. Miles, III, Executive Vice President and Chief Lending Officer;

•Guida R. Sajdak, Executive Vice President, Chief Financial Officer and Treasurer; and

•William J. Wagner, Employee Advisor to the Executive Committee

Advisory Vote on NEO Compensation

At our Annual Meeting of shareholders held on May 14, 2019, we held an advisory vote on executive compensation. Although the vote was non-binding, the Committee has considered and will continue to consider the outcome of the vote when determining compensation policies and setting NEO compensation. Approximately 94% of the shares of our common stock that were voted on the proposal were voted for the approval of the compensation of the NEOs as disclosed in our 2019 proxy statement.

The Committee will continue to consider the outcome of our say-on-pay proposal, regulatory changes and emerging best practices when making future recommendations regarding compensation for our executives.

Our Decision Making Process

Role of the Committee

The Committee of the Board is responsible for discharging the Board’s duties in executive compensation matters and for administering the Company’s incentive and equity-based plans. The Committee oversees the development and implementation of the total compensation program for our NEOs.

The Committee has the responsibility for establishing, implementing and continually monitoring adherence with our executive compensation philosophy.  The Committee ensures that the total compensation paid to executives is fair, reasonable, and performance-based while aligning with shareholder interests.

Details on the Committee’s functions are more fully described in its charter, which has been approved by the Board and is available on our website.  To fulfill its charter and responsibilities, the Committee met throughout the year, meeting four times in 2019, and also may take action by written consent. The Chair of the Committee regularly reports on Committee actions at meetings of the Company’s Board, which actions are reviewed and approved by the Board.

The Committee reviews all compensation components for the Company’s Chief Executive Officer and other executive officers, including base salary, annual incentive, long-term incentives/equity, benefits and other perquisites. In addition to reviewing competitive market values, the Committee examines the total compensation mix, pay-for-performance relationship, and how all elements, in aggregate, comprise the executive’s total compensation package. The Committee also reviews the employment contracts with the Chief Executive Officer, Chief Financial Officer, Chief Information Officer, Chief Lending Officer, General Counsel, Chief Risk Officer, Chief Banking Officer, Employee Advisor to the Executive Committee, and Chief Credit Officer as well as the Change in Control Agreements or any severance agreements with other senior officers. The Committee and management closely review any accounting and tax (individual and corporate) consequences of the compensation plans prior to making changes to the plans.

The Committee reviews the Chief Executive Officer’s performance annually and makes decisions regarding the Chief Executive Officer’s compensation, including base salary, incentives and equity grants based on this review. Input and data from management and outside consultants and advisors are provided as a matter of practice and as requested by the Committee to provide external reference and perspective. While the Chief Executive Officer makes recommendations on other NEOs, the Committee is ultimately responsible for approving compensation for all NEOs. The Committee reviews its decisions with the full Board and obtains its approval on all actions.

The Committee has the sole authority and resources to obtain advice and assistance from internal or external legal, human resource, accounting or other advisors or consultants as it deems desirable or appropriate. The Committee has direct access to outside advisors and consultants throughout the year as they relate to executive compensation.  The Committee has direct access to, and meets periodically with, the compensation consultant independently of management.

Role of the Compensation Consultant

In 2019, the Committee retained the services of Pearl Meyer & Partners, LLC (“Pearl Meyer”) to serve as the Committee’s independent advisor.  As needed, Pearl Meyer assists the Committee with various compensation issues for its executives and attends committee meetings during the year.

Pearl Meyer reports directly to the Committee and carries out their responsibilities to the Committee in coordination with the Company’s human resources department, as requested by the Committee.  The Committee Chair has regular contact with Pearl Meyer outside formal Committee meetings, as appropriate.  The Committee maintains the authority to approve fees and other retention terms with respect to the compensation consultant. The Committee has reviewed Pearl Meyer’s services and determined that Pearl Meyer is independent with respect to SEC standards as well as Company policy.

Role of Management

The Company’s management provides information and input, as requested by the Committee, to facilitate decisions related to executive compensation. Members of management may be asked to provide input relating to potential changes in compensation programs for review by the Committee. The Committee occasionally requests members of management to be present at meetings where executive compensation and Company or individual performances are discussed and evaluated. Executives are encouraged to provide insight, suggestions or recommendations regarding executive compensation, however, only Committee members are allowed to vote on decisions regarding executive compensation.

Elements of Pay and 2019 Decisions

2019 Short-Term Incentive Plan

For 2019, the Committee approved a performance-based, short-term incentive plan for executive and senior management and selected employees. A major element of our compensation philosophy is to make sure annual cash incentives are linked to the achievement of measureable corporate and individual performance metrics. Our performance-based, short-term incentive plan (the “STI Plan”) provides us with a vehicle to reward participants for superior company and individual performance. During 2019, each NEO, with the exception of Mr. Wagner, senior management and selected employees were eligible to participate in the STI plan.

Performance Measures. The Committee, working with management and Pearl Meyer, established and approved the Company’s performance metrics within the incentive plan. The performance triggers in order to activate the plan are as follows: (1) net income must be at least 70% of budgeted net yearly income; and (2) the Company’s subsidiary, Westfield Bank, must receive satisfactory regulatory ratings from its regulatory examiner. Incentives for each executive are tied to a combination of Company and individual performance. The Company uses the following metrics and weightings in determining the short-term incentive award for each executive: earnings per share (40%) and efficiency ratio (35%). The remaining 25% of the executives’ incentive award was tied to individual performance and linked to the Company’s performance management rating system. This approach allows executives to be assessed across multiple individual performance goals determined at the beginning of the year as part of the performance management process.

No awards are paid for performance below threshold for a particular performance measure but will be paid out for other performance measures provided threshold performance is obtained. Actual payouts for each goal are based upon final performance between threshold and stretch levels. Actual payouts for each performance goal are pro-rated for any level of performance between threshold and stretch using interpolation to reward incremental improvement. The Committee has the discretion to adjust any payouts to reflect the business environment and market conditions.

Incentive Opportunities. Each participant had a target award (expressed as a percentage of earned base salary during the fiscal year) and range that defines the incentive opportunity. Actual awards vary based on performance and range from 0% of target (not achieving threshold performance for a goal) to 150% of target for exceptional performance. The Committee maintains the discretion to modify, decrease or increase or eliminate the award based on positive or negative performance of the Company or individual.

Long-Term Incentive Plan

The long-term incentive program (the “LTI Plan”) provides a periodic award that is both performance and retention based in that it is designed to recognize the executive’s responsibilities, reward demonstrated performance and leadership and to retain such executives. The objective of the LTI Plan is to align compensation for the NEOs over a multi-year period directly with the interests of our shareholders by motivating and rewarding creation and preservation of long-term financial strength, shareholder value and relative shareholder return.

In 2019, the Committee worked with Pearl Meyer to continue to improve upon the LTI Plan framework in light of the following objectives:

•Align executives with the Company’s shareholder interest.

•Increase Company executive stock ownership/holdings.

•Ensure sound risk management by providing a balanced view of performance and aligning rewards with the time horizon of risk.

•Position the Company’s total compensation to be competitive with the market for meeting performance goals.

•Motivate and reward long-term sustained performance.

•Enable the Company to attract and retain talent needed to drive the Company’s success.

Eligibility. The LTI Plan includes eligible officers of the Company and all non-employee directors. Officers participating in the LTI Plan are nominated by the Company’s Chief Executive Officer and approved by the Committee. The LTI Plan is triggered by the Company’s achievement of satisfactory safety and soundness results from its most recent regulatory examination.

Equity Instruments and Vesting. In 2019, the LTI Plan utilized a combination of:

•50% Time-based Restricted Stock, which support executive ownership and retention objectives. Grants vest over a three-year period (1/3 per year) for eligible officers of the Company and in one year for all non-employee directors.

•50% Performance-based Restricted Stock, which promote pay for performance since the awards are only earned when pre-defined performance goals are met. Grants are earned and banked at the end of each performance period, within the three-year period, but are issued only at the end of the three-year performance period (2019 – 2021).

Incentive Opportunity. For 2019, the target opportunity provided through the LTI Plan was 30% of base salary for the CEO and 20% of base salary for the remaining NEOs, with the exception of Mr. Wagner, each valued at the date of the grant. The payout under the 2019 LTI Plan will occur in 2020.

Clawback Policy

Under the LTI and STI Plans, if the Board or an appropriate Board committee has determined that any fraud or intentional misconduct by one or more executive officers caused, directly or indirectly, the Company to restate its financial statements, the Board or committee may require reimbursement of any bonus or incentive compensation awarded to such officers and/or effect the cancellation of awards. This policy operates in addition to any (a) recoupment provisions contained in the terms of other compensation awards or programs, and (b) recoupment requirements imposed under applicable laws.

Stock Ownership Guidelines

We maintain stock ownership guidelines for our NEOs. These guidelines were established to promote a long-term perspective in managing the Company and to align the interests of our shareholders and NEOs. The stock ownership goal for each of these individuals is a multiple of 1x salary. The guidelines provide the NEOs five years to comply. As of December 31, 2019, all NEOs were in compliance with the stock ownership guidelines. Information about ownership guidelines for our non-employee directors can be found in “Director Compensation” of this proxy statement.

Other Benefits

Benefits and Perquisites

The Committee supports providing benefits and perquisites to the NEOs that are substantially the same as those offered to officers of comparative financial institutions, which we believe are reasonable, competitive and consistent with our overall compensation program. In addition, we may also make available to certain NEOs the use of a Company automobile, as was the case in 2019 for the Chief Executive Officer, the Executive Vice President, and the Employee Advisor to the Executive Committee. On October 22, 2019, the Company gifted the Company-provided automobile to the Employee Advisor to the Executive Committee.

Employment Agreements and Change of Control Agreements

The Committee believes that our continued success depends, to a significant degree, on the skills and competence of certain senior officers. The employment agreements are intended to ensure that we continue to maintain and retain experienced senior management.

We currently have employment agreements with our Chief Executive Officer, Mr. Hagan; our Executive Vice President, Mr. Miles; our Executive Vice President, Mrs. Sajdak and our Employee Advisor to the Executive Committee, Mr. Wagner, in order to retain such executives. The employment agreements of Messrs. Hagan and Miles provide for an initial three-year term subject to separate one-year extensions as approved by the Board at the end of each applicable fiscal year with minimum annual salaries, discretionary cash bonuses and other fringe benefits. On October 22, 2019, we entered into an amendment to Mr. Wagner’s employment agreement. Pursuant to the amendment, Mr. Wagner’s term was extended for two years, expiring on October 21, 2021. Pursuant to the amendment to Mr. Wagner’s employment agreement, Mr. Wagner became an Employee Adviser to the Executive Committee of the Board and ceased serving as the Company’s Chief Business Development Officer. The agreements also include protection for the executives, if we experience a change in ownership or control. If such a change-in-control occurs, a portion of the severance payments might constitute an “excess parachute payment” under current federal tax laws. Messrs. Hagan’s, Miles’ and Wagner’s and Mrs. Sajdak’s employment agreements do not provide for tax indemnity.

The employment agreements also provide uninsured death and disability benefits. If we experience a change in ownership, a change in effective ownership or control or a change in the ownership of a substantial portion of our assets as contemplated by Section 280G of the Code, a portion of any severance payments under the Change-in-Control Agreement might constitute an “excess parachute payment” under current federal tax laws. Any excess parachute payment would be subject to a federal excise tax payable by the officer and would be non-deductible by us for federal income tax purposes. The Change-in-Control Agreement does not provide a tax indemnity.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation awarded to or earned by our NEOs for service during each of the last two completed fiscal years, as applicable:

Name and Principal Positions	Year	Salary(1) ($)	Bonus(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Stock Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
James C. Hagan President and Chief Executive Officer	2019	504,708	—	140,056	152,275	49,134	846,173
	2018	467,213	—	83,865	140,998	60,662	752,738

William J. Wagner Employee Advisor to the Executive Committee	2019	328,365	—	—	—	30,449	358,814
	2018	350,000	—	—	—	32,519	382,519

Allen J. Miles, III EVP and Chief Lending Officer	2019	286,449	—	50,272	57,496	27,751	421,968
	2018	272,808	—	34,067	54,753	26,464	388,092

Guida R. Sajdak EVP Chief Financial Officer and Treasurer	2019	252,399	—	47,577	50,882	19,738	370,596
	2018	—	—	—	—	—	—

(1)The figures shown for salary and bonus represent amounts earned for the fiscal year, whether or not actually paid during such year.

(2)Amounts shown in this column reflect cash awards under the STI Plan, which were paid in February of the following calendar year.

(3)Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 with respect to restricted stock awards granted to our NEOs. For more information concerning the assumptions used for these calculations, please refer to the notes to the financial statements contained in the 2019 Annual Report on Form 10-K. The stock award column does not include the value of dividends paid on unvested restricted stock, which are included in the Summary Compensation Table under the caption “All Other Compensation.”

(4)Amounts in this column are set forth in the table below and include life insurance premiums, 401(k) Plan matching contributions, ESOP contributions, dividends on unvested restricted stock and contributions under the Benefit Restoration Plan. The NEOs participate in certain group life, health, disability insurance and medical reimbursement plans, not disclosed in the Summary Compensation Table, that are generally available to salaried employees and do not discriminate in scope, terms and operation. In addition, we provide certain non-cash perquisites and personal benefits to each NEO that do not exceed $10,000 in the aggregate for any individual, and are not included in the reported figures.

	Life Insurance Premiums ($)	401(k) Matching Contributions ($)	ESOP Contributions ($)	Dividends on Unvested Restricted Stock ($)	Contributions under the Benefit Restoration Plan ($)	Total ($)
James C. Hagan	4,693	7,527	14,249	3,960	18,705	49,134
Allen J. Miles, III	1,262	6,271	18,518	1,700	—	27,751
Guida R. Sajdak	—	5,811	13,119	808	—	19,738
William J. Wagner	5,984	9,851	14,614	—	—	30,449

Outstanding Equity Awards at Year-End

The following table provides information about outstanding equity awards under the Company’s equity compensation plans at December 31, 2019, whether granted in 2019 or earlier.

	Restricted Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
James C. Hagan	5/23/2017	—	—	6,410	61,728
	1/30/2018	2,126	20,473	6,380	61,439
	02/26/2019	5,195	50,028	7,793	75,047
Allen J. Miles, III	5/23/2017	—	—	2,569	24,739
	1/30/2018	825	7,945	2,478	23,863
	02/26/2019	1,962	18,894	2,942	28,331
Guida R. Sajdak	5/23/2017	—	—	2,141	20,618
	1/30/2018	688	6,625	2,065	19,886
	02/26/2019	1,736	16,718	2,604	25,077
William J. Wagner	—	0	0	0	0

(1)The market values of these shares are based on the closing market price of the Company’s common stock on the NASDAQ Stock Market of $9.63 on December 31, 2019.

(2)Shares granted on May 23, 2017, were under the Company’s LTI Plan, are time-based and vest ratably over a three-year period beginning December 31, 2017. Shares granted on January 30, 2018, were under the Company’s LTI Plan, are time-based and vest ratably over a three-year period beginning December 31, 2018. Shares granted on February 26, 2019, were under the Company’s LTI Plan, are time-based and vest ratably over a three-year period beginning December 31, 2019.

(3)Shares granted on May 23, 2017, were under the Company’s LTI Plan, are performance-based and are subject to the achievement of annual 2017 LTI performance metrics before vesting is realized after a three-year period. Shares granted on January 30, 2018, were under the Company’s LTI Plan, are performance-based and are subject to the achievement of annual 2018 LTI performance metrics before vesting is realized after a three-year period. Shares granted on February 26, 2019, were under the Company’s LTI Plan, are performance-based and are subject to the achievement of annual 2019 LTI performance metrics before vesting is realized after a three-year period.

Stock Award Exercises and Stock Vested

The following table sets forth the stock awards that vested for the NEOs during the last fiscal year. There were no stock awards exercised by any NEO during the last fiscal year.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
James C. Hagan	10,742	103,911
Allen J. Miles, III	4,605	44,579
Guida R. Sajdak	2,269	21,850

(1)The figure shown includes the amount realized during the fiscal year upon the vesting of restricted stock, based on the closing sales price for a share of our common stock on the vesting date. Unvested restricted stock may not be transferred for value.

DIRECTOR COMPENSATION

Meeting and Chairperson Fees

Directors’ compensation is recommended to the Board by the Compensation Committee after consultation with our outside compensation consultant, Pearl Meyer, who reviews compensation of directors at similar peer institutions. In developing its recommendations, the Compensation Committee considers whether such directors are fairly paid for the work required in a company of our size and scope and whether such compensation aligns the directors’ interest with the interests of the shareholders.

Our practice has been to pay a fee of $1,000 to each of our non-employee directors for attendance at each Board meeting. In addition, each member of the Executive Committee received $1,733 per month for meetings, each member of the Audit Committee received $700 for each meeting the member attended, each member of the Compensation Committee received $500 for each meeting the member attended, each member of the Finance Committee received $500 for each meeting the member attended, and each member of the Nominating and Corporate Governance Committee received $500 for each meeting the member attended. We paid fees totaling $246,450 to our non-employee directors for the year ended December 31, 2019.

The Chairperson of our Board, Ms. McMahon, receives an annual retainer fee of $10,000 for her services as Chairperson. Chairpersons of the various Board Committees receive a retainer fee based on recommendations made to the Compensation Committee by Pearl Meyer, the Compensation Committee’s executive compensation consultant. The annual retainer fees are as follows: 1) The Audit Committee chairperson receives $5,000; 2) The Compensation Committee chairperson receives $4,000; 3) The Finance Committee chairperson receives 3,500; and 4) The Nominating and Corporate Governance Committee chairperson receives $3,000. One-half of the retainer is payable to the chairperson in January with the other half being payable in July of the same calendar year.

Stock Awards

Under the Company’s 2014 Omnibus Incentive Plan, directors receive a restricted stock award each year. On February 26, 2019, directors were granted a number of shares equivalent to $18,000 as of the date of grant with such shares to vest in full upon the one-year anniversary of this grant in order to better align directors’ interest with that of shareholders.

Deferred Compensation Plan

We have established the Westfield Bank Directors’ Deferred Compensation Plan for the benefit of non-employee directors. Under the Deferred Compensation Plan, each non-employee director may make an annual election to defer receipt of all or a portion of his or her director fees. The deferred amounts are allocated to a deferral account and credited with interest at an annual rate equal to the rate on the highest yielding certificate of deposit issued by us during the year or according to the investment return of other assets as may be selected by the Compensation Committee. The Deferred Compensation Plan is an unfunded, non-qualified plan that provides for distribution of the amounts deferred to participants or their designated beneficiaries upon the occurrence of certain events such as death, retirement, disability or a Change-in-Control (as those terms are defined in the Deferred Compensation Plan).

The following table sets forth information concerning compensation accrued or paid to our non-employee directors during the year ended December 31, 2019, for their service on our Board. Directors who are also our employees receive no additional compensation for their service as directors and are not set forth in the table below.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards (2) ($)	All Other Compensation(3)	Total ($)
Laura Benoit	18,500	18,000	836	37,336
Donna J. Damon	18,000	18,000	276	36,276
Gary G. Fitzgerald	22,500	18,000	276	40,776
William D. Masse	18,000	18,000	276	36,276
Lisa G. McMahon	19,000	18,000	836	37,836
Gregg F. Orlen	18,000	18,000	276	36,276
Paul C. Picknelly	16,800	18,000	276	35,076
Steven G. Richter	17,100	18,000	276	35,376
Philip R. Smith	34,300	18,000	276	52,576
Kevin M. Sweeney(4)	13,450	18,000	184	13,634
Christos A. Tapases(5)	50,800	19,976	276	69,076

(1)Includes retainer payments, meeting fees, committee and/or chairmanship fees earned during the fiscal year, whether such amounts were paid currently or deferred.

(2)The amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The grant date fair value of the restricted shares awarded to directors in 2019 was $9.77 per share. Shares fully vested on February 26, 2020, and prior to the Company’s record date of March 16, 2020. Therefore, these shares are not reflected in the forthcoming tables.

(3)Amounts represent dividends paid on shares of restricted common stock granted to our non-employee directors.

(4)Mr. Sweeney resigned from the Board on September 19, 2019. Restricted share awards previously granted to Mr. Sweeney in 2019 were subsequently forfeited upon resignation.

(5)Mr. Tapases, our former Chairman and a long-time independent director of the Company, served as a member of our Board until he passed away on March 6, 2020. A total of 1,976 of Mr. Tapases’ shares of restricted stock vested immediately upon his death on March 6, 2020.

The following unvested shares of restricted stock and options were outstanding as of March 16, 2020:

Name	Unvested Stock Awards
Laura Benoit	1,976
Donna J. Damon	1,976
Gary G. Fitzgerald	1,976
William D. Masse	1,976
Lisa G. McMahon	1,976
Gregg F. Orlen	1,976
Paul C. Picknelly	1,976
Stephen G. Richter	1,976
Philip R. Smith	1,976

Stock Ownership Guidelines

We maintain stock ownership guidelines for our directors. These guidelines were established to promote a long-term perspective in managing the Company and to align the interests of our shareholders and our directors. The stock ownership goal for the directors is a multiple of 1x retainer. The guidelines provide the directors three years to comply. As of December 31, 2019, all directors were in compliance with the stock ownership guidelines.

Non-Employee Director Stock Election Program

On December 17, 2019, at the recommendation of our Compensation Committee, our Board adopted a Non-Employee Director Stock Election Program (the “Program”) to enable the Company’s non-employee directors to annually elect to receive shares of common stock of the Company in lieu of all or a portion of their cash compensation ordinarily payable to them for their service on the Board. Once directors elect to participate in the Program, the election will continue in effect for subsequent years absent a revocation for the following calendar year. No shares of common stock of the Company delivered under the Program may be deferred pursuant to the Director’s Deferred Compensation Plan maintained by the Company. The Program was very well received by our Board, resulting in 100% participation. Effective January 1, 2020, and pursuant to the Program, TI-Trust will quarterly purchase stock in the open market on behalf of the participants and with respect to the Company’s Insider Trading Policies.

TRANSACTIONS WITH RELATED PERSONS

Related-Person Transactions Policy and Procedures

Except for the specific transactions described below no director, director nominee, executive officer or beneficial owner of more than 5% of our outstanding voting securities (or any member of their immediate families) engaged in any transaction (other than such transaction as described) with us during 2019, or proposes to engage in any transaction with us, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the fiscal years ending December 31, 2018, and December 31, 2019.

Transactions with Certain Related Persons

We make loans to our executive officers, employees and directors. These loans are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with the general public prevailing at the time, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectability or present other unfavorable features. Certain of these loans also require prior approval by the Board. This pre-approval requirement is triggered when the proposed loan, when aggregated with all outstanding loans to the executive officer or director, will exceed the greater of $25,000 or 5% of Westfield Bank’s unimpaired capital and unimpaired surplus. If the potential borrower is a director, he or she may not participate in the vote or attempt to influence the directors. Management and the Board periodically review all loans to executive officers, employees and directors. At March 16, 2020, loans to non-employee directors and their associates totaled $3.0 million in loan exposure with outstanding balances of $348,493.

We have also entered into a lease agreement with Mr. Smith beginning in April 2015 at prevailing market rates for commercial space located adjacent to the Company’s headquarters at 9-13 Chapel Street, Westfield, Massachusetts. The annual lease payments under such lease were $29,600 for the year ending December 31, 2019. The annual lease payment is subject to increases based on yearly changes to the U.S. Consumer Price Index. This lease has a termination date of January 5, 2023.

Compensation arrangements for our NEOs and directors are described above under the sections entitled “Executive Compensation” and “Director Compensation,” respectively.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to report to the SEC their initial ownership of our common stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC and we are required to disclose in this proxy statement any late filings or failures to file.

Based solely on our review of the copies of such reports furnished to us and written representations from reporting persons that no other reports were required during the fiscal year ended December 31, 2019, we believe that the filing requirements set forth in Section 16(a) of the Exchange Act were satisfied by the reporting persons during the 2019 fiscal year, except for the following: the Company filed one Form 4 eight days late on behalf of each of Messrs. Ciejka, Fitzgerald, Gorman, Hagan, Masse, Miles, O’Connor, Orlen, Picknelly, Richter, Sagan, Sweeney and Tapases and Mses. Benoit, Damon, Inacio, Libiszewski, McCarthy, McMahon and Sajdak with respect to an award of restricted stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Under SEC rules, beneficial ownership includes any shares of common stock which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Percentage of beneficial ownership is calculated based on 25,681,922 shares of our common stock outstanding as of March 16, 2020.

In calculating the number of shares beneficially owned and the ownership percentage, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days after March 16, 2020, are deemed outstanding even if they have not actually been exercised. The shares issuable under these securities are treated as outstanding for computing the percentage ownership of the person holding these securities but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Principal Shareholders

The following table contains common stock ownership information for persons known to us to beneficially own more than 5% of our common stock as of March 16, 2020.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent
Blackrock, Inc. 55 East 52nd Street New York, NY 10055	2,205,443(1)	8.59%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, Texas 78746	2,288,490(2)	8.91%
Employee Stock Ownership Plan Trust of Westfield Financial, Inc. 141 Elm Street Westfield, MA 01085	1,689,382(3)	6.58%
Renaissance Technologies, LLC 800 Third Avenue New York, NY 10022	1,768,089(4)	6.88%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	1,284,995(5)	5.00%

(1)All information is based on a Schedule 13G/A filed with the SEC on February 6, 2020, by Blackrock, Inc., and its affiliates. As of December 31, 2019, Blackrock, Inc., was the beneficial owner of and had sole voting power over 2,161,191 shares and sole dispositive power over 2,205,443 shares.

(2)All information is based on a Schedule 13G/A filed with the SEC on February 12, 2020, by Dimensional Fund Advisors LP and its affiliates. As of December 31, 2019, Dimensional Fund Advisors LP was the beneficial owner of and had sole voting power over 2,185,723 shares and sole dispositive power over 2,288,490 shares.

(3)The number of shares listed as beneficially owned by the ESOP represents the number of shares of our common stock held by the plan trustee as of March 16, 2020. A total of 1,077,375 shares have been allocated to individual accounts established for participating employees and their beneficiaries, and 612,007 shares were held, unallocated, for allocation in future years. The ESOP, through the plan trustee (who is instructed by the ESOP Committee), has shared voting power and dispositive power over all unallocated shares held by the ESOP. The ESOP, acting through the plan trustee (who is instructed by the ESOP Committee), shares dispositive power over all allocated shares held in the ESOP with participating employees and their beneficiaries. Participating employees and their beneficiaries have the right to determine whether shares allocated to their respective accounts will be tendered in response to a tender offer but otherwise have no dispositive power. Any unallocated shares are generally required to be tendered by the plan trustee in the same proportion as the shares which have been allocated to the participants are directed to be tendered. In limited circumstances, ERISA may confer upon the plan trustee the power and duty to control the voting and tendering of shares allocated to the accounts of participating employees and beneficiaries who fail to exercise their voting and/or tender rights. The ESOP disclaims voting power with respect to such allocated shares.

(4)All information is based on a Schedule 13G filed with the SEC on February 13, 2020, by Renaissance Technologies, LLC, and its affiliates. As of December 31, 2019, Renaissance Technologies, LLC, was the beneficial owner of and had sole voting power over 1,750,972 shares, sole dispositive power over 1,766,273 shares and shared dispositive power over 1,816 shares.

(5)All information is based on a Schedule 13G filed with the SEC on February 12, 2020, by The Vanguard Group, Inc., and its affiliates. As of December 31, 2019, The Vanguard Group, Inc., was the beneficial owner of and had sole voting power over 20,102 shares, sole dispositive power over 1,264,893 shares and shared dispositive power over 20,102 shares.

Security Ownership of Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 16, 2020, by: (i) each director; (ii) each NEO; and (iii) all our directors and executive officers as a group. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of common stock listed next to his or her name.

Name of Beneficial Owner	Position with the Company	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding(1)
James C. Hagan(2)	President and Chief Executive Officer	200,301	*
Allen J. Miles, III(3)	Executive Vice President and Chief Lending Officer	51,291	*
Laura Benoit(4)	Director	24,125	*
Donna J. Damon(5)	Director	32,513	*
Gary G. Fitzgerald(6)	Director	12,917	*
William D. Masse(7)	Director	41,498	*
Lisa G. McMahon(8)	Chairperson of the Board	28,765	*
Gregg F. Orlen(9)	Director	53,622	*
Paul C. Picknelly(10)	Director	78,320	*
Steven G. Richter(11)	Director	31,965	*
Guida R. Sajdak(12)	Executive Vice President and Chief Financial Officer	79,364	*
Philip R. Smith(13)	Director	39,616	*
William J. Wagner(14)	Vice Chairman of the Board and Employee Advisor to the Executive Committee	398,441	1.55%
All Executive Officers and Directors as a Group (21 Persons)(15)		1,431,224	5.57%

*Less than 1% of the total outstanding shares of common stock.

(1)Based on a total of 25,681,922 shares of our common stock outstanding as of March 16, 2020.

(2)Consists of: a) 16,347 unvested shares of restricted stock as to which Mr. Hagan has sole voting power; b) 136,199 shares as to which Mr. Hagan has sole voting and investment power; c) 40,421 shares held by the ESOP for his account as to which he has shared voting; and d) 7,334 shares held by our 401(k) Plan as to which he has shared voting and sole investment powers.

(3)Consists of: a) 6,100 unvested shares of restricted stock as to which Mr. Miles has sole voting power; b) 2,983 shares as to which Mr. Miles has sole voting and investment power; c) 29,954 shares held by the ESOP for his account as to which he has shared voting; and d) 12,255 shares held by our 401(k) Plan as to which he has shared voting and sole investment powers.

(4)Consists of: a) 1,976 unvested shares of restricted stock as to which Ms. Benoit has sole voting power and b) 22,149 shares as to which Ms. Benoit has sole voting and investment power.

(5)Consists of: a) 1,976 unvested shares of restricted stock as to which Ms. Damon has sole voting power; b) 16,537 shares as to which Ms. Damon holds jointly with her spouse and has shared voting and investment power; and c) 14,000 shares as to which Ms. Damon has sole voting and investment power.

(6)Consists of: a) 1,976 unvested shares of restricted stock as to which Mr. Fitzgerald has sole voting power and b) 10,941 shares as to which Mr. Fitzgerald holds jointly with his spouse and has shared voting and investment power.

(7)Consists of: a) 1,976 unvested shares of restricted stock as to which Mr. Masse has sole voting power and b) 39,522 shares to which Mr. Masse has sole voting and investment power.

(8)Consists of: a) 1,976 unvested shares of restricted stock as to which Ms. McMahon has sole voting power; b) 23,901 shares as to which Ms. McMahon holds jointly with her spouse and has shared voting and investment power; and c) 2,888 shares as to which Ms. McMahon has sole voting and investment power.

(9)Consists of: a) 1,976 unvested shares of restricted stock as to which Mr. Orlen has sole voting power; b) 26,184 shares as to which Mr. Orlen holds jointly with his spouse and has shared voting and investment power; c) 1,212 shares as to which Mr. Orlen holds jointly with his daughter and has shared voting and investment power; and d) 24,250 shares held in an IRA for Mr. Orlen’s benefit as to which he has sole voting and investment powers.

(10)Consists of: a) 1,976 unvested shares of restricted stock as to which Mr. Picknelly has sole voting power and b) 76,344 shares of restricted stock as to which Mr. Picknelly has sole voting and investment power.

(11)Consists of: a) 1,976 unvested shares of restricted stock as to which Mr. Richter has sole voting power; b) 52 shares that are held by Mr. Richter’s spouse as to which he has no voting or investment power; and c) 29,937 shares as to which Mr. Richter has sole voting and investment power.

(12)Consists of: a) 5,356 unvested shares of restricted stock as to which Mrs. Sajdak has sole voting power; b) 6,759 shares held jointly with spouse for which Mrs. Sajdak has shared voting and investment power; c) 4,436 shares held by the ESOP for her account as to which she has shared voting; d) 4,164 shares held by our 401(k) Plan as to which she has shared voting and sole investment powers; e) 485 shares held by Mrs. Sajdak’s spouse in custody for their son for which Mrs. Sajdak has no voting or investment powers; and f) 58,164 fully vested exercisable stock options of which 7,239 stock options expire on February 3, 2021; 14,550 stock options expire on January 25, 2022; and 36,375 stock options expire on January 22, 2023.

(13)Consists of: a) 1,976 unvested shares of restricted stock as to which Mr. Smith has sole voting power; b) 6,537 shares as to which Mr. Smith has sole voting and investment power; and c) 31,103 shares as to which are held in a 401(k) Plan for Mr. Smith’s benefit as to which he has sole voting power but no investment power.

(14)Consists of: a) 132,518 shares held jointly with spouse for which Mr. Wagner has shared voting and investment power; b) 5,442 shares held in Mr. Wagner’s ESOP; c) 40,518 shares held within Mr. Wagner’s 401(k) Plan; d) 63,175 shares held within Mr. Wagner’s IRA as to which Mr. Wagner has sole voting and investment powers; e) 41,215 shares held within Mr. Wagner’s SERP Rabbi Trust for which he has sole voting power but no investment power; f) 2,812 shares held in custody for his two daughters for which he has sole voting and investment powers; and g) 242 shares held by his spouse’s IRA for which he has no voting or investment power. Mr. Wagner holds 112,520 fully vested exercisable stock options of which 39,770 stock options expire on January 25, 2022; and 72,750 stock options expire on January 22, 2023.

(15)The figures shown for each of the executive officers named in the table do not include 612,007 shares held in trust pursuant to the ESOP that have not been allocated as of March 16, 2020, to any individual’s account. The figure shown for total ownership includes all stock ownership for the Company’s ten (10) remaining Section 16 filers who are members of Senior Management and are not named executives.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth the aggregate information of our equity compensation plans in effect as of December 31, 2019.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	218,214	6.42	129,177

Equity compensation plans not approved by shareholders	—	—	—

Total	218,214	6.42	129,177

PROPOSAL 2

NON-BINDING ADVISORY RESOLUTION ON THE COMPENSATION
OF THE NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 requires us to provide our shareholders an opportunity to vote to approve, on a non-binding, advisory basis, the compensation of NEOs as disclosed in this proxy statement. This vote does not address any specific item of compensation, but rather the overall compensation of our NEOs and our compensation philosophy, policies and practices, as disclosed in this proxy statement.

Vote Required

The approval of the non-binding advisory resolution on the compensation of our NEOs will require “For” votes from a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on this proposal. Abstentions are not counted as votes cast and they will have no effect on the vote. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner. Therefore, broker non-votes will have no effect on the vote for this proposal.

☑	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THIS PROPOSAL.

General

The compensation of our NEOs is disclosed in the Compensation Discussion and Analysis section of this proxy statement, the summary compensation table and the other related tables and narrative disclosure contained elsewhere in this proxy statement. As discussed in those disclosures, the Board believes that our executive compensation philosophy, policies and procedures provide a strong link between each NEO’s compensation and our short and long-term performance. The objective of our executive compensation program is to provide compensation which is competitive based on our performance and aligned with the long-term interests of our shareholders.

We are asking our shareholders to indicate their support for our NEO compensation as described in this proxy statement. This proposal will be presented at the Annual Meeting as a resolution in substantially the following form:

RESOLVED, on an advisory basis, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section of this proxy statement, compensation tables and narrative discussion, is hereby APPROVED.

Your vote on this Proposal 2 is advisory, and therefore not binding on us, the Compensation Committee or the Board. Your advisory vote will serve as an additional tool to guide the Board and the Compensation Committee in continuing to align our executive compensation with the best interests of the Company and our shareholders.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Wolf & Company, P.C., to act as our independent registered public accounting firm and to audit our financial statements for the fiscal year ending December 31, 2020. This appointment will continue at the pleasure of the Audit Committee and is presented to the shareholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by our shareholders, the Audit Committee will consider that fact when it selects our independent registered public accounting firm for the following fiscal year.

Representatives of Wolf & Company, P.C., are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Vote Required

The ratification of Wolf & Company, P.C., as our independent registered public accounting firm for the fiscal year ending December 31, 2020, will require “For” votes from a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on this proposal. Abstentions and broker non-votes are not counted as votes cast and they will have no effect on the vote.

☑

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS
VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF WOLF & COMPANY, P.C.,
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR
ENDING DECEMBER 31, 2020.

Independent Registered Public Accounting Firm Fees and Services

During the fiscal years ended December 31, 2019, and 2018, respectively, we retained and paid Wolf & Company, P.C., to provide audit and other services as follows:

	2019	2018
Audit Fees(1)	$341,000	$334,000
Audit-Related Fees(2)	52,000	51,000
Tax Preparation Fees(3)	48,000	48,000
Other Fees(4)	4,378	4,378
Total	$445,378	$437,378

(1)Includes audit fees for the consolidated financial statement audit of the Company, the audit of internal control over financial reporting, quarterly reviews, and estimated out-of-pocket costs;

(2)Fees for benefit plan audits;

(3)Consists of tax return preparation and tax-related compliance services;

(4)Fees for WolfPAC risk management modules.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and Annual Reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are our shareholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and Annual Report, please notify your broker.

Shareholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in their own discretion.

By Order of the Board of Directors,

Theresa C. Szlosek
Secretary

Westfield, Massachusetts
April 1, 2020

PROXY
WESTERN NEW ENGLAND BANCORP, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 12, 2020

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The undersigned hereby constitutes and appoints Gerald P. Ciejka and Guida R. Sajdak and each of them, as proxies with full power of substitution, to represent and vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the “Annual Meeting”) of Western New England Bancorp, Inc. (the “Company”) in such manner as they, or any of them, may determine on any matters which may properly come before the Annual Meeting or any adjournments thereof and to vote on the matters set forth on the reverse side as directed by the undersigned. The Annual Meeting will be held at the Sheraton Springfield Monarch Place Hotel, One Monarch Place, Springfield, MA 01144 on May 12, 2020, at 10:00 a.m., and at any and all adjournments thereof. The undersigned hereby revokes any proxies previously given.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

(Continued and to be marked, dated and signed on the reverse side)

▲ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▲

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Shareholders to be held May 12, 2020

The Proxy Statement/Prospectus and our 2019 Annual Report to
Shareholders are available at: http://www.viewproxy.com/WNEB/2020

Please mark votes as in this example ☒

PROXY PROPOSALS:

Item I Election of the following directors for a three-year term expiring at the 2023 annual meeting of stockholders:

01 Laura J. Benoit	For	Withhold	For All
02 Donna J. Damon	All	All	Except*
03 Lisa G. McMahon	☐	☐	☐
04 Steven G. Richter

*Instructions: To withhold authority to vote for any individual nominee, mark “For All Except” above and write the number(s) of the nominee(s) on the line below. I withhold my vote for the following nominee(s)

DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data)

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐	Please indicate if you plan to attend this meeting ☐

Item 2 Consideration and approval of a non-binding advisory resolution on the compensation of the Company’s named executive officers.

☐  FOR ☐  AGAINST ☐  ABSTAIN

Item 3 Ratification of the appointment of Wolf & Company, P.C., as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

☐  FOR ☐  AGAINST ☐  ABSTAIN

NOTE: Consideration of any other business as may properly come before the 2020 Annual Meeting, or at any adjournment or postponement thereof.

Date
Signature
Signature

(Joint Owners)

Note: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. If signing as a fiduciary or attorney, please give your exact title.

CONTROL NUMBER

▲PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.▲

As a stockholder of WESTERN NEW ENGLAND BANCORP, INC., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Standard Time, on May 11, 2020.

For participants in the Western New England Bancorp 401(k) Plan, ESOP, or EIP this proxy, when properly executed, will be voted in the manner directed by the undersigned. If no direction is given, if the card is not signed, or if the card is not received prior to 11:59 p.m., Eastern Daylight Time, on May 5, 2020, the Plan’s Trustee will vote your shares held in the Plan in the same proportion as shares were voted by other Plan participants.

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET	TELEPHONE	MAIL
Vote Your Proxy on the Internet:	Vote Your Proxy by Phone:	Vote Your Proxy by Mail:
Go to www.AALvote.com/WNEB	Call 1 (866) 804-9616
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.